UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

Uranium Hunter Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51700	n/a
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

850 Stephenson Hwy, Suite 310, Troy MI	48083
(address of principal executive offices)	(zip code)

248-268-1483
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Change in Registered Public Accounting Firm

On July 12, 2016, the Board of Directors of the Registrant retained the services of Thayer, O’Neal Company, LLP as its registered public accounting firm.

The report of independent registered public accounting firm of Schwartz, Levitsky, Feldman regarding the Company’s consolidated financial statements for the fiscal year ended September 30, 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended September 30, 2008, and during the subsequent interim period from the end of the most recently completed fiscal year through June 30, 2009, there were no (i) disagreements with Schwartz, Levitsky, Feldman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Schwartz, Levitsky, Feldman would have caused it to make reference to such disagreement in its audit reports or (ii) no “reportable events” within the scope of Item 304(a)(1)(v) of Regulation S-K.  Schwartz, Levitsky, Feldman resigned on August 30, 2009.

 In deciding to engage Thayer, O’Neal, Company, LLC the Audit Committee reviewed auditor independence requirements and concluded that Thayer, O’Neal, Company, LLC has no commercial relationship with the Company that would impair its independence.

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

10.1

Letter from previous accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Uranium Hunter Corporation.

Dated: August 10, 2016	/s/ Parashar Patel
Parashar Patel
President